Exhibit 11.1

Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

3 months ended March 31, 2004	9,640,145	9,942,143	$1,526,586	$0.16	$0.15
3 months ended March 31, 2005	9,921,762	10,520,844	$2,447,461	$0.25	$0.23

3 months ended March 31, 2004	Basic		Diluted

Average Shares Outstanding	9,640,145		9,640,145
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,741
Net Shares from Option - Plan 2			7,459
Options - Plan 3		366,106
Average Option Price		$7.20
Total Exercise Cost		$2,635,963
Shares Repurchased		194,968
Net Shares from Option - Plan 3			171,138
Options - Plan 4		556,835
Average Option Price		$12.28
Total Exercise Cost		$6,837,934
Shares Repurchased		505,764
Net Shares from Option - Plan 4			51,071
Options - Plan 5 - Omnibus		458,664
Average Option Price		$12.27
Total Exercise Cost		$5,627,807
Shares Repurchased		416,258
Net Shares from Option - Plan 5			42,406
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		66,871
Net Shares from Option - EFA Non-qualified			22,379
Options - CGB Qualified		2,002
Average Option Price		$11.67
Total Exercise Cost		$23,363
Shares Repurchased		1,728
Net Shares from Option - CGB Qualified			274
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		171,460
Net Shares from Option - Moneta			0
Stock Appreciation Rights		59,943
Average SAR Price		$11.88
Total Exercise Cost		$712,123
Shares Repurchased		52,672
Net Shares from SARS			7,271
Gross Shares	9,640,145		9,942,143
Price		$13.52

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

3 months ended March 31, 2005	Basic		Diluted

Average Shares Outstanding	9,921,762		9,921,762
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		4,129
Net Shares from Option - Plan 2			9,071
Options - Plan 3		215,207
Average Option Price		$8.15
Total Exercise Cost		$1,753,937
Shares Repurchased		93,295
Net Shares from Option - Plan 3			121,912
Options - Plan 4		470,718
Average Option Price		$12.32
Total Exercise Cost		$5,799,246
Shares Repurchased		308,471
Net Shares from Option - Plan 4			162,247
Options - Plan 5 - Omnibus		418,119
Average Option Price		$12.16
Total Exercise Cost		$5,084,327
Shares Repurchased		270,443
Net Shares from Option - Plan 5			147,676
Options - EFA Non-qualified		41,661
Average Option Price		$10.00
Total Exercise Cost		$416,610
Shares Repurchased		22,160
Net Shares from Option - EFA Non-qualified			19,501
Options - CGB Qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		190,332
Average Option Price		$12.44
Total Exercise Cost		$2,367,730
Shares Repurchased		125,943
Net Shares from Option - Moneta			64,389
Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.53
Total Exercise Cost		$89,934
Shares Repurchased		4,784
Net Shares from Stock Appreciation Rights			0
Restricted Share Units			74,286
Gross Shares	9,921,762		10,520,844
Average Market Price		$18.80

Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.